Exhibit 99.1

For Immediate Release
August 7, 2018

TCG BDC, Inc. Announces Second Quarter 2018 Financial Results and Declares Third Quarter 2018 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its second quarter ended June 30, 2018.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	June 30, 2018	March 31, 2018
Total investments, at fair value	$1,946,792	$1,913,459
Total assets	2,031,168	1,990,655
Total debt and notes payable	856,259	798,968
Total net assets	$1,121,812	$1,131,857
Net assets per share	$17.93	$18.09

	For the three month periods ended
	June 30, 2018	March 31, 2018
Total investment income	$52,452	$47,483
Net investment income (loss)	28,210	25,130
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(15,104)	(4,041)
Net increase (decrease) in net assets resulting from operations	$13,106	$21,089

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.45	$0.40
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.24)	(0.06)
Net increase (decrease) in net assets resulting from operations	$0.21	$0.34
Weighted-average shares of common stock outstanding—Basic and Diluted	62,568,651	62,504,465
Dividends declared per common share	$0.37	$0.37

Second Quarter 2018 Highlights
(dollar amounts in thousands, except per share data)

•
The Company received shareholder approval to reduce its asset coverage requirement to 150%, providing immediate operational flexibility. The Company’s Board of Directors subsequently approved a one-third (0.50%) reduction in the 1.50% annual base management fee rate charged by the Investment Adviser on assets financed using leverage in excess of 1.0x debt to equity;

•	On August 6, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 17, 2018 to stockholders of record as of September 28, 2018;

•	Net investment income for the three month period ended June 30, 2018 was $28,210, or $0.45 per share, as compared to $25,130, or $0.40 per share, for the three month period ended March 31, 2018;

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•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended June 30, 2018 was $(15,104), or $(0.24) per share, as compared to $(4,041), or $(0.06) per share, for the three month period ended March 31, 2018; and

•
Net increase in net assets resulting from operations for the three month period ended June 30, 2018 was $13,106, or $0.21 per share, as compared to $21,089, or $0.34 per share, for the three month period ended March 31, 2018.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of June 30, 2018, the fair value of our investments was approximately $1,946,792, comprised of 108 investments in 89 portfolio companies/investment fund across 27 industries with 56 sponsors. This compares to the Company’s portfolio as of March 31, 2018, as of which date the fair value of our investments was approximately $1,913,459, comprised of 104 investments in 87 portfolio companies/investment fund across 28 industries with 56 sponsors.
As of June 30, 2018 and March 31, 2018, investments consisted of the following:

	June 30, 2018		March 31, 2018
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,320,216	67.81%	$1,242,310	64.92%
First Lien/Last Out Unitranche	235,312	12.09	233,564	12.21
Second Lien Debt	160,905	8.27	217,707	11.38
Equity Investments	22,354	1.15	18,812	0.98
Investment Fund	208,005	10.68	201,066	10.51
Total	$1,946,792	100.00%	$1,913,459	100.00%

The following table shows our investment activity for the three month period ended June 30, 2018:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$231,471	81.60%	$(141,795)	60.98%
First Lien/Last Out Unitranche	11,715	4.13	(4,179)	1.80
Second Lien Debt	9,246	3.26	(66,646)	28.66
Equity Investments	3,953	1.39	(1,000)	0.43
Investment Fund	27,300	9.62	(18,900)	8.13
Total	$283,685	100.00%	$(232,520)	100.00%

Overall, total investments at fair value increased by 1.7%, or $33,333, during the three month period ended June 30, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund (“Credit Fund”) increased by 4.2%, or $45,868, during the three month period ended June 30, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of June 30, 2018, Credit Fund had total investments at fair value of $1,136,216, which comprised 99.5% of first lien senior secured loans and 0.5% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with interest rate floors.

As of June 30, 2018, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.98% and 10.91%, respectively, with a total weighted average yield of 9.16%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of June 30, 2018. As of June 30, 2018, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:

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Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of June 30, 2018 and March 31, 2018:

	June 30, 2018		March 31, 2018
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$61.7	3.59%	$66.3	3.91%
Internal Risk Rating 2	1,297.0	75.57	1,324.3	78.20
Internal Risk Rating 3	226.1	13.17	142.1	8.39
Internal Risk Rating 4	87.8	5.12	134.6	7.95
Internal Risk Rating 5	30.7	1.79	26.3	1.55
Internal Risk Rating 6	13.1	0.76	—	—
Total	$1,716.4	100.00%	$1,693.6	100.00%

As of June 30, 2018 and March 31, 2018, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended June 30, 2018 and March 31, 2018 was $52,452 and $47,483, respectively. This $4,969 net increase was primarily due to an increase in interest income and other income from our debt portfolio and an increase in interest income from Credit Fund, partially offset by a decrease in dividend income from Credit Fund, during the three month period ended June 30, 2018.

Total expenses for the three month periods ended June 30, 2018 and March 31, 2018 were $24,242 and $22,353, respectively. This $1,889 net increase during the three month period ended June 30, 2018 was primarily attributable to an increase in interest expense as a result of an increase in secured borrowings and LIBOR, an increase in incentive fees, and an increase in professional fees.

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During the three month period ended June 30, 2018, the Company recorded a net realized gain and change in unrealized depreciation of $(15,104). This was primarily due to net change in unrealized depreciation on our debt investments from changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of June 30, 2018, the Company had cash and cash equivalents of $27,928, notes payable (before debt issuance costs) of $273,000, and secured borrowings outstanding of $585,105. As of June 30, 2018, the Company had $227,895 of remaining commitments and $126,662 available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On August 6, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 17, 2018 to stockholders of record as of September 28, 2018.

Conference Call

The Company will host a conference call at 9:00 a.m. EDT on Wednesday, August 8, 2018 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	June 30, 2018	March 31, 2018
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,746,623 and $1,704,235, respectively)	$1,722,393	$1,695,287
Investments—non-controlled/affiliated, at fair value (amortized cost of $15,940 and $16,516, respectively)	16,394	17,106
Investments—controlled/affiliated, at fair value (amortized cost of $208,501 and $200,101, respectively)	208,005	201,066
Total investments, at fair value (amortized cost of $1,971,064 and $1,920,852, respectively)	1,946,792	1,913,459
Cash and cash equivalents	27,928	45,610
Receivable for investment sold	40,077	14,925
Deferred financing costs	3,246	3,441
Interest receivable from non-controlled/non-affiliated investments	6,150	6,163
Interest receivable from non-controlled/affiliated investments	8	192
Interest and dividend receivable from controlled/affiliated investments	6,442	6,630
Prepaid expenses and other assets	525	235
Total assets	$2,031,168	$1,990,655
LIABILITIES
Secured borrowings	$585,105	$527,865
2015-1 Notes payable, net of unamortized debt issuance costs of $1,846 and $1,897, respectively	271,154	271,103
Payable for investments purchased	8,780	16,919
Due to Investment Adviser	134	104
Interest and credit facility fees payable	6,166	5,513
Dividend payable	23,151	23,150
Base management and incentive fees payable	13,252	12,552
Administrative service fees payable	113	125
Other accrued expenses and liabilities	1,501	1,467
Total liabilities	909,356	858,798

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,568,651 shares and 62,568,651 shares issued and outstanding at June 30, 2018 and March 31, 2018, respectively	626	626
Paid-in capital in excess of par value	1,179,432	1,179,432
Offering costs	(1,633)	(1,633)
Accumulated net investment income (loss), net of cumulative dividends of $268,555 and $245,404 at June 30, 2018 and March 31, 2018, respectively	9,561	4,502
Accumulated net realized gain (loss)	(41,902)	(43,677)
Accumulated net unrealized appreciation (depreciation)	(24,272)	(7,393)
Total net assets	$1,121,812	$1,131,857
NET ASSETS PER SHARE	$17.93	$18.09

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	June 30, 2018	March 31, 2018
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$41,717	$39,328
Other income	3,590	895
Total investment income from non-controlled/non-affiliated investments	45,307	40,223
From non-controlled/affiliated investments:
Interest income	447	379
Total investment income from non-controlled/affiliated investments	447	379
From controlled/affiliated investments:
Interest income	3,198	2,631
Dividend income	3,500	4,250
Total investment income from controlled/affiliated investments	6,698	6,881
Total investment income	52,452	47,483
Expenses:
Base management fees	7,266	7,222
Incentive fees	5,984	5,330
Professional fees	959	762
Administrative service fees	185	186
Interest expense	8,709	7,815
Credit facility fees	581	525
Directors’ fees and expenses	93	98
Other general and administrative	435	405
Total expenses	24,212	22,343
Net investment income (loss) before taxes	28,240	25,140
Excise tax expense	30	10
Net investment income (loss)	28,210	25,130
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	1,775	(129)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	(15,282)	(6,044)
Non-controlled/affiliated	(136)	1,432
Controlled/affiliated	(1,461)	700
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(15,104)	(4,041)
Net increase (decrease) in net assets resulting from operations	$13,106	$21,089
Basic and diluted earnings per common share	$0.21	$0.34
Weighted-average shares of common stock outstanding—Basic and Diluted	62,568,651	62,504,465
Dividends declared per common share	$0.37	$0.37

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through June 30, 2018, TCG BDC has invested approximately $4.0 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Jordan DeJarnette
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5025 jordan.dejarnette@carlyle.com

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